Exhibit 99.1

3D Systems Confirms Submission of a Superior Proposal to Combine with Stratasys

•	Combination Creates Clear Pure-Play Additive Manufacturing Leader with Unmatched Scale and Highly Attractive Financial Profile in Rapidly Scaling Industry

•	Significant Shareholder Value Creation Fueled by $100 Million of Cost Synergies

•	Inclusive of Cost Synergies, Proposal Provides Value of Approximately $25 per Stratasys Share, a 70% Uplift for Stratasys Shareholders

•	Proposal Delivers Certain and Immediate Value and Unparalleled Long-Term Upside

ROCK HILL, South Carolina, June 2, 2023 – Today, 3D Systems (NYSE:DDD) confirmed its submission of a proposal to combine with Stratasys (Nasdaq:SSYS) in a cash and stock merger that would convert each Stratasys share into $7.50 in cash and 1.2507 newly issued shares of 3D Systems common stock.1 The combination would create an additive manufacturing industry leader, with Stratasys shareholders owning 40% of the combined company and receiving approximately $540 million in cash. 3D Systems delivered this proposal to the Stratasys Board on May 30, 2023.

Based on a set of illustrative assumptions2 and assuming approximately $100 million in run-rate cost synergies, the combined company is positioned to deliver at least a total value in excess of $1,840 million to Stratasys shareholders, approximately $740 million in excess of Stratasys’ fully diluted market capitalization using a 60-Day VWAP as of May 24, 2023, the last trading day prior to Stratasys’ announcement of its proposal to acquire Desktop Metal, corresponding to approximately $25 per Stratasys share, or an approximately 70% value uplift.

In addition, these terms imply a nominal initial value per Stratasys share of approximately $19 based on 3D Systems’ 60-Day Volume-Weighted Average Price (VWAP) as of May 24, 2023. This implied nominal value represents a premium of 27% to the Stratasys closing trading price on May 24, 2023, and a premium of approximately 35% to Stratasys’ stock price as of the close of trading on March 9, 2023, the last trading day prior to Nano Dimension’s first public offer to acquire Stratasys.

“The combination of 3D Systems and Stratasys is simply the best outcome for the shareholders of both companies,” said President and CEO, Dr. Jeffrey Graves. “We feel strongly that now is the time for all parties to recognize the overwhelming logic of our two businesses coming together. We are in a unique position to move with confidence and speed and we encourage the Stratasys Board of Directors to engage with our proposal and make this combination a reality for the benefit of the shareholders, employees and customers of both companies.”

[1]	Assumes 135.3m and 72.1m fully diluted shares outstanding for 3D Systems and Stratasys, respectively.
[2]

Assumes $1,500mm in incremental equity value from $100mm of cost synergies capitalized at an illustrative 15x multiple, approximately 40% combined company ownership to Stratasys shareholders, a total cash payment by 3D Systems to Stratasys shareholders of approximately $540mm and additional illustrative transaction cost assumptions, including payment of the termination fee to Desktop Metal.

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The proposed 3D Systems-Stratasys combination promises:

•	Necessary Scale to Lead the Additive Manufacturing Industry

•	Compelling market position with a greater range of additive technologies and enhanced ability to invest in innovation, creating additional revenue opportunities.

•

Combined company will offer increased go-to-market opportunities and unmatched customer value proposition, improving market coverage and access for customers looking for additive manufacturing solutions.

•	Comprehensive offering of production-ready additive technologies in an industry expected to grow at a CAGR of approximately 21% over the next 5 to 7 years.[3]

•	Highly Certain, Significant Value Creation

•	Participation in highly certain value creation through realization of approximately $100 million in estimated cost synergies.

•

Proposal, inclusive of estimated cost synergies, represents value creation to Stratasys shareholders worth $1.8 billion and represents a value of approximately $25 per Stratasys share, or a 70% value uplift.

•	Industry-leading Financial Profile

•

Pro forma estimated revenue for a combined 3D Systems-Stratasys in calendar year 2024 is $1.3 billion, resulting in the largest pure-play additive manufacturing company in the industry, before considering any potential additional revenue opportunities.

•	Pro forma estimated free cash flow for combined 3D Systems-Stratasys in calendar year 2024 is $121 million, inclusive of synergies.

•	Transactional Speed and Certainty

•

Entrance into a definitive merger agreement without delay and on terms that provide Stratasys shareholders with at least as much deal certainty as existing all-stock merger agreement with Desktop Metal.

•	Immediate cash and liquid stock value without any financing condition or delay to closing to accommodate financing.

•	Regulatory approvals obtainable in a timely manner.

Dr. Graves continued, “We are at an inflection point in our industry, and we see significant upside for our shareholders and all stakeholders by capturing the benefits of scale, enhancing investment in innovation and delivering long-term profitable growth. We know and respect the Stratasys business and the people who make it a success around the world. We are committed to creating a combined platform that enables these two great companies to serve our global customers and lead the industry with innovative technology offerings.”

Goldman Sachs & Co. LLC is acting as exclusive financial advisor and Freshfields Bruckhaus Deringer (US) LLP, together with Herzog, Fox & Neeman in Israel, is acting as legal counsel to 3D Systems in connection with the proposed transaction.

For accompanying slides, please visit the company’s website.

[3]	Based on Fortune Business Insights, Grand View Research, Markets and Markets, Modor Research, and Wohlers Report

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About 3D Systems

More than 35 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading additive manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction – empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials, and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in healthcare and industrial markets such as medical and dental, aerospace & defense, automotive, and durable goods. More information on the company is available at www.3dsystems.com.

Forward-Looking Statements

Certain statements made in this document that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. In particular, we note that there is no assurance that a definitive agreement for the transaction referenced in this document will be entered into or consummated or that integration will be successful or synergies will be realized if such transaction were to be consummated. Business combination proposals, transactions and integrations are subject to numerous risks and uncertainties. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances, or otherwise, except as required by law.

Additional Information

This communication does not constitute an offer to buy or sell or the solicitation of an offer to sell or buy any securities. This communication relates to a proposal which 3D Systems has made for a business combination with Stratasys. In furtherance of this proposal and subject to future developments, 3D Systems (and, if a negotiated transaction is agreed, Stratasys) may file one or more registration statements, proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, prospectus or other document that 3D Systems and/or Stratasys may file with the SEC in connection with the proposed transaction.

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Investors and security holders of 3D Systems and Stratasys are urged to read the proxy statement(s), registration statement, prospectus and/or other documents filed with the SEC carefully in their entirety if and when they become available as they will contain important information about the proposed transaction. Any definitive proxy statement(s) or prospectus(es) (if and when available) will be mailed to stockholders of 3D Systems and/or Stratasys, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by 3D Systems through the web site maintained by the SEC at http://www.sec.gov.

This document shall not constitute an offer to buy or sell or the solicitation of an offer to sell or buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, 3D Systems and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about 3D Systems’ executive officers and directors in 3D Systems’ definitive proxy statement filed with the SEC on April 5, 2023. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website at http://www.sec.gov.

Contacts

Investors:

investor.relations@3dsystems.com

Media:

FTI Consulting

Pat Tucker/Rachel Chesley/Kyla MacLennan

3DSystems@fticonsulting.com